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                                                                   EXHIBIT 10.18

                     CHINA UNICOM SMS COOPERATION AGREEMENT

PARTY A:        CHINA UNICOM ZHEJIANG BRANCH COMPANY

PARTY B:        HURRAY! SOLUTIONS LTD.,

Both Party A and Party B agree on the following cooperation intent in the principle of equality and mutual benefit, mutual complementary advantages, and that of mutual development.

ARTICLE 1       COOPERATION PROJECT

(1) As a provider of the platform for the delivery of SMS, Party A will provide a communication channel to Party B for value.

(2) Party B shall, through Party A's SMS platform, provide various application services to Party A's mobile subscribers. If it is necessary for Party B to expand the scope of application services in the future, the parties shall separately enter into a supplementary agreement.

(3) Party B shall, on its own expense, set up customer service hot line for subscribers to make complaints and enquiry calls, and shall announce the number to the public.

(4) If Party B fails to realize the income target at RMB 50,000 per month (including communication fee and information fee), Party A shall have the right to terminate this Agreement.

ARTICLE 2       PARTY A's RIGHTS AND OBLIGATIONS

(1) Party A shall provide Party B with the gateway interface specifications, and shall assist Party B with the testing and preparation for the activation of services.

(2) Party A shall have the right to require Party B guarantee the legality of information sent by Party B. If it is found in the operation of services that Party B or its subscriber send illegal information to subscribers via Party B, Party A shall have the right to require Party B take appropriate measures to rectify.

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(3)     Party A has the right to require Party B send relevant information of subscribers to Party A on real-time basis.

(4) Party A has the right to regulate the SMS messages sent by Party B as a group.

(5) Party A shall endeavor to guarantee the normal operation and daily maintenance of the SMS platform system supplied by Party A. In the event of any impact upon Party B's services due to Party A's technical reason, Party A shall give five (5) business days prior written notice to Party B.

(6) Party A shall provide Party B with appropriate conditions for Party B to conduct system testing within five (5) business days upon Party B's formal submission of system testing report.

(7) Party A shall offer its final testing opinion within two (2) weeks upon Party B's completion of testing, and feedback the same to Party B.

(8) Party A shall provide its 1001 customer service system as the calling center for subscribers making complaints and enquiry calls, and shall be responsible for such complaints and enquiries by subscribers due to network communication problems. Party A shall have the right to forward to Party B such subscriber complaints and enquiries arising from any reason other than network communication problems, and to supervise and urge Party B to resolve subscriber complaints in an appropriate way. Party A shall deliver complaint materials to Party B within three (3) business days upon receipt of subscriber complaints, and Party B shall be responsible to ultimately resolve the issue within four (4) business days upon receipt of the complaint materials.

(9) In the event that Party B fails to observe relevant management measures, Party A shall have the right to supervise and urge Party B to take appropriate steps to rectify. If, after Party A requires Party B to take rectification measures, Party B still fails to do so or the rectification measures taken by Party B can not meet with the requirements of Party A or relevant laws and regulations, Party A may shut down the communication channel with Party B, or eventually terminate the cooperation with Party B. Party B shall be liable for any and all consequences arising from Party B's breach.

(10) Party A shall calculate average revenue of the parties in each month according to the annual income arising from the cooperation between the parties and the number of months that Party B connects to China Unicom in the current year, and conduct ranking accordingly. SPs that rank at the last two will be eliminated automatically and the cooperation agreement shall also be terminated thereafter.

(11) If Party B provides any content or engages in any activity in violation of laws or regulations, Party A shall exert economic sanctions upon and terminate the cooperation agreement with Party B, and report the case to the headquarters of China Unicom to notify all branches nation wide.

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ARTICLE 3       PARTY B's RIGHTS AND OBLIGATIONS:

(1) Party B shall provide Party A with qualification certificates, business license, telecom and information service operation license, source of information and bank account and other materials relating to the normal operation of business, and guarantee that the billing for such information services is in compliance with relevant provisions of the State pricing authority.

(2) Party B shall observe the provisions of the Administrative Measures Concerning Internet Information Services, Provisional Measures on the Management of Value-Added Service SP of China Unicom Zhejiang Branch and other laws, regulations and administrative rules.

(3) Within ten (10) business days prior to system testing, Party B shall submit in written form for Party A's review the introduction, type and use pattern of the services that Party B will provide to the subscribers.

(4) Party B shall exert necessary control upon the content of SMS edited by the subscribers, and guarantee the decency and legality of SMS content from origination.

(5) Party B shall carry out authentication on subscribers' mobile phone number, and display the number of calling party while sending the SMS. SMS in anonymity or using alias shall be prohibited from sending messages directly to subscribers' mobile phone.

(6) Party B shall have log capacity, and shall keep at least one month history data.

(7) Party B shall exert necessary limits on the service of group sending to ordinary Unicom subscribers, the number of receivers in each cession of group sending shall be no more than 5.

(8) Party B shall separately submit for Party A's approval of advertising SMS that will be provided to enterprises and group subscribers, and shall implement such services in accordance with the Provisional Measures on the Management of Value-Added Service SP of China Unicom Zhejiang Branch-SMS Section and relevant regulations.

(9) Party B shall guarantee the correctness, safety and legality of the SMS content that Party B provides to subscribers. It is strictly prohibited to send or distribute any message that is in violation of the State laws and regulation, or against the interests of the State, general public and China Unicom. Party B shall be liable for any disputes arising from the legality of the content of SMS. Party B commits and warrants that the content or SMS provided by Party B will not infringe the intellectual property rights or other civil rights of any third parties, Party B further undertakes to compensate Party A for any actions, claims, administrative punishments, loss and damage arising from or in connection with the violation of aforesaid commitments and warrants.

(10) During the cooperation period, Party B shall add new services in connection with the cooperation hereunder only after obtaining Party A's approval. Without Party A's prior consent, Party B shall not conduct service testing or provide service to subscribers. Party B shall timely deliver materials of services to Party A, so that Party A can update on real-time the database of such services.

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(11)    During the cooperation period, Party B shall provide Party A with reports on the growth and category of subscribers, and the use of services, according to Party A's requirements.

(12) Party B shall guarantee that the subscribers be fully informed of the price, content and mode of provision of services prior to acceptance thereof.

(13) In the principle of subscribers' voluntariness, any service provided by Party B to the subscribers shall be subject to the prior consent of the subscribers, and Party B shall timely provide information service in good quality and the quantity according to the customization requirements of the subscribers.

(14) Party B shall handle subscriber enquiries and complaints not resulting from network communication problems and establish effective channels for complaints that will be directed by Party A's customer service center. Party B's hotline number is 0571-85152669. Party B shall assume the ultimate liability to the complaints from subscribers that neither Party A nor Party B can give a reasonable explanation.

(15) Party B shall ensure its business feedback format in the service cession is in conformity with the "Service Testing Report" submitted to Party A, and the information service tariff is in conformity with the "Value-Added Mobile Service Code and Information Service Tariff".

(16) Party B shall have the obligation to cooperate with relevant State authorities or Party A to investigate the origination of SMS sent by or through Party B.

(17) Party B shall guarantee the correctness of the billing information that Party B has submitted, and shall be liable for any consequences arising therefrom.

(18) In the event that Party B fails to observe relevant administrative measures set forth above, Party A shall have the right to supervise and urge Party B take appropriate steps to rectify. If, after Party A requires Party B to take rectification measures, Party B still fails to do so or the rectification measures taken by Party B can not meet with the requirements of Party A or relevant laws and regulations, Party A may shut down the communication channel with Party B, or eventually terminate the cooperation with Party B. Party B shall be liable for any and all consequences arising from Party B's breach.

ARTICLE 4       MAINTENANCE RESPONSIBILITIES

(1) Responsibilities for maintenance shall be divided at the point where the equipment of the parties connects; both parties shall perform their respective obligations to ensure the normal operation of the services.

(2) Detailed responsibilities of the parties are set forth in Attachment 1 hereto.

ARTICLE 5       BILLING AND SETTLEMENT

Detailed method for billing and settlement is set forth in Attachment 2 hereto. The method for billing and settlement shall be implemented commencing from January, 2004.

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ARTICLE 6       CONFIDENTIALITY

(1) Both parties shall be responsible to keep confidential of all the subscriber information obtained from such services.

(2) Both parties shall be responsible to keep confidential of this cooperation and the terms and conditions of this Agreement. Without prior written consent of the other Party, neither Party shall disclose to any third party the terms and conditions of this Agreement and relevant information.

(3) During the term of this Agreement and two (2) years thereafter, neither Party shall disclose, give away or provide to any third party any business secrets (including financial secrets), technical secrets, operation know-how and/or other confidential information and materials (whether in written, oral or other form) that have been obtained from the other Party.

(4) During the term of this Agreement and two (2) years thereafter, both parties shall be responsible to keep confidential of business secrets (including financial secrets), technical secrets, operation know-how and/or other confidential information and materials (whether in written, oral or other form) that have been jointly created by the parties in the performance of this Agreement and can not be severed, and neither Party shall disclose, giveaway or provide the same to any third party without consent of the other Party.

(5) The confidentiality obligation set forth in the preceding paragraph does not include any of the following information that:

        (i) has already been known by the receiving party prior to the receipt of such confidential information;

        (ii) is or becomes generally available to and known by the public (other than as a result of any misconduct of the receiving party);

        (iii) is or becomes available to the receiving party from a third party which has the right to provide such information to the receiving party without any obligation to keep confidential thereof;

        (iv)    has been developed independently by the receiving party; or

        (v) the other party has given prior written consent for the disclosure to the third party.

(6) It is permitted to disclose, give away or provide confidential information only under the following circumstances:

        (i) disclosure is within the scope of requirements by government authorities to prepare documents in accordance with laws and regulations;

        (ii) disclosure is within the scope as necessary for soliciting orders or performing purchase and service agreement;

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        (iii)   information enter into the public domain through other sources not in violation of confidentiality provisions;

        (iv) disclosure is within appropriate scope for consultants and advisers of the Party who are subject to confidential obligations.

(7) Either Party may disclose or provide confidential information to its employees or contractors as necessary to know such confidential information for the performance of this Agreement, provided however, that such employees or contractors shall be subject to confidential obligations similar in nature.

(8) If any Party is or becomes a listed company, such Party may disclose or provide confidential information within appropriate scope as required by the listing rules or standard practices.

(9) Subject to the conditions set forth above, this Agreement and the Attachments hereto shall constitute business secrets to which both parties undertake confidential obligations. Neither Party (including any of its employees) shall provide, give away or disclose all or any part of the text or content of this Agreement or the Attachments hereto to any other parties.

(10) Any act in violation of the provisions of this Article 6 shall constitute a breach of this Agreement.

ARTICLE 7       LIABILITY FOR BREACH

(1) If this Agreement cannot be performed due to any Party's violation of this Agreement, the other Party shall have the right to terminate this Agreement.

(2) If any Party suffers economic losses arising from the breach of the other Party, the Party in breach shall compensate the other Party for such losses.

(3) If any Party is in breach of this Agreement and fails to rectify such breach within seven (7) days after receiving notice from the non-breaching party about the occurrence and existence thereof, the non-breaching party shall have the right to terminate this Agreement immediately upon sending notice to the breaching party.

ARTICLE 8       DISPUTE RESOLUTION AND GOVERNING LAW

(1) The parties agree that they shall endeavor to resolve through consultations all the dispute, divergence or contradiction between the parties arising from or in connection with this Agreement, including but not limited to such disputes concerning the effectiveness or continuity of this Agreement, or disputes concerning the effectiveness of arbitration award. In the event that dispute, divergence or contradiction can not be resolved within forty-five (45) days after the occurrence thereof, both parties agree that such dispute shall be submitted to the Hangzhou Arbitration Commission for arbitration according to its rules then in effect. The award of arbitration is final and binding upon both parties. The arbitration fee shall be borne by the losing party, unless otherwise awarded by the arbitration panel. The portion of this Agreement other than that under arbitration shall be performed continuously, provided

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however, that pending an arbitration award, either Party shall have the right to terminate this Agreement according to the provisions hereof.

(2) The execution, performance, interpretation of and dispute resolution under this Agreement shall be governed by the laws of the People's Republic of China.

ARTICLE 9       MISCELLANEOUS

(1) The term of this Agreement shall be commencing from January 1, 2004 and ending at December 31, 2004. Party B agrees, if Party A amends the method for billing and settlement during the term of this Agreement, the settlement hereunder shall be conducted according to the method thus amended (see Attachment 2) from the date of Party A's formal implementation of the new method for billing and settlement, provided that Party A shall notify Party B in written form within five (5) business days prior to the implementation thereof. The term of this Agreement will be automatically extended for another year upon expiration unless either Party objects. Any issue not covered hereunder shall be supplemented in writing upon amicable consultations between the parties. Party B acknowledges that this Agreement is not exclusive to Party A, that Party A has the right to enter into agreements identical or similar with this Agreement with any third parties.

(2) If any provision of this Agreement shall be invalid, unenforceable for any reason whatsoever, or in violation of any applicable laws, this Agreement shall be construed as if such provision has been deleted, and the remaining provisions of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

(3) The newly amended "Relevant Regulations" shall be incorporated into this Agreement as supplemental provisions upon written confirmation by Party A and Party B.

(4) The Cooperation Agreement (No.CUZJ2002YD05010P) between Party A and Party B shall be concurrently terminated.

(5) This Agreement is in duplicate and each of Party A and Party B holds one copy. Each copy shall have the same legal effect. This Agreement shall be signed in four counterparts, three (3) of which shall be held by Party A and one (1) held by Party B, with the same legal effect.

PARTY A: CHINA UNICOM ZHEJIANG BRANCH COMPANY

Authorized Representative: Zhou Liqun

Date of signature: August 20, 2004

Seal

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PARTY B: HURRAY! SOLUTIONS LTD.

Authorized Representative:

Date of signature: July 5, 2004

Seal

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